Exhibit 99.1

APi Group Reports Fourth Quarter and Full Year 2023 Financial Results and Announces Agreement to Retire All Outstanding Series B Preferred Stock from Blackstone and Viking

-Record full year net revenues of $6.9 billion, representing approximately 6% and 5.5% reported and organic growth, respectively, with continued double-digit organic core inspection revenue growth-

-Record reported net income of $153 million and adjusted EBITDA of $782 million for the full year, representing year-over-year net income growth of 110% and adjusted EBITDA growth of 16.2%-

-Full year adjusted free cash flow conversion of 69%, with year-end net leverage ratio of 2.3x-

-Announces $1 Billion Share Repurchase Program-

New Brighton, Minnesota – February 28, 2024 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three months and full year ended December 31, 2023.

Russ Becker, APi’s President and Chief Executive Officer stated: “2023 was a year of record financial results for APi. Our global team of 29,000 leaders delivered record net revenues, record adjusted EBITDA margins, and record adjusted free cash flow in an evolving macro environment.”

Becker continued, “The Series B transaction represents another step in our journey to drive value for our investors by simplifying our capital structure, reducing our adjusted diluted share count, and providing immediate accretion to adjusted earnings per share, while having no impact on our focus on opportunistic M&A. We appreciate everything Blackstone and Viking have done to bring this transaction to fruition and look forward to their continued support.

As we look to 2024, we have great confidence in the business, our backlog, and our balance sheet. We believe we are well positioned to deliver strong organic growth, drive margin expansion and improve our free cash flow generation. We have significant flexibility to pursue value-enhancing capital allocation alternatives including, but not limited to, an acceleration of our bolt-on M&A strategy and share repurchases. Longer term, we remain focused on creating sustainable shareholder value by delivering on our “13/60/80” targets, with a near-term focus on generating adjusted EBITDA margins of 13% or more in 2025.”

Fourth Quarter and Full Year 2023 Consolidated Results:

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Y/Y	2023	2022	Y/Y
Net revenues	$1,759	$1,703	3.3%	$6,928	$6,558	5.6%
Organic net revenue growth			1.5%			5.4%
GAAP
Gross profit	$508	$463	9.7%	$1,940	$1,714	13.2%
Gross margin	28.9%	27.2%	+ 170bps	28.0%	26.1%	+190bps
Net income	$25	$22	13.6%	$153	$73	109.6%
Diluted EPS	$(1.08)	$0.04	NM	$(0.68)	$0.10	NM
Adjusted non-GAAP comparison
Adjusted gross profit	$529	$474	11.6%	$1,981	$1,760	12.6%
Adjusted gross margin	30.1%	27.8%	+ 230bps	28.6%	26.8%	+ 180bps
Adjusted EBITDA	$208	$183	13.7%	$782	$673	16.2%
Adjusted EBITDA as a % of net revenues	11.8%	10.7%	+ 110bps	11.3%	10.3%	+100bps
Adjusted net income	$120	$98	22.4%	$430	$358	20.1%
Adjusted diluted EPS	$0.44	$0.36	22.2%	$1.58	$1.33	18.8%

NM = Not Meaningful

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

Fourth Quarter 2023 Highlights

•

Reported net revenue growth of 3.3% (1.5% organic) driven by service growth across both segments, as well as modest benefits from favorable foreign currency exchange rates and M&A, partially offset by disciplined customer and project selection leading to a decline in our projects business.

•

Reported and adjusted gross margin increased 170 and 230 basis points, respectively, compared to prior year period due to continued price increases, outsized growth in higher margin service revenue as well as significant margin expansion in our projects business across both segments.

•

Reported net income was $25 million and diluted EPS was $(1.08). Adjusted net income was $120 million and adjusted diluted EPS was $0.44, representing a 22.2% increase from prior year period driven by significant adjusted gross margin expansion, and decreased interest expense.

•

Adjusted EBITDA increased by 13.7% compared to the prior year period and adjusted EBITDA margin increased 110 basis points to 11.8%, primarily due to the factors impacting gross margin, partially offset by investments to support profitable growth and the investment in building our global capabilities and infrastructure.

2023 Highlights

•

Reported net revenue growth of 5.6% (5.4% organic) driven by strong service growth across both segments, partially offset by disciplined customer and project selection in our HVAC and Specialty Services businesses.

•

Reported and adjusted gross margin increased 190 and 180 basis points, respectively, compared to prior year period due to continued price increases, outsized growth in higher margin service revenue as well as margin expansion in both our projects and services businesses across both segments.

•

Reported net income was $153 million and diluted EPS was $(0.68). Adjusted net income was $430 million and adjusted diluted EPS was $1.58, representing a 18.8% increase from prior year period driven by significant adjusted gross margin expansion in both Safety and Specialty Services, resulting from the factors mentioned above, partially offset by increased interest expense.

•

Adjusted EBITDA increased by 16.2% compared to the prior year period and adjusted EBITDA margin increased 100 basis points to 11.3%, primarily due to the factors impacting gross margin, partially offset by investments to support profitable growth and the investment in building our global capabilities and infrastructure.

Fourth Quarter and Full Year 2023 Segment Results:

Safety Services

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Y/Y	2023	2022	Y/Y
Safety Services
Net revenues	$1,238	$1,201	3.1%	$4,871	$4,575	6.5%
Organic net revenue growth			1.0%			6.0%
GAAP
Gross profit	$413	$378	9.3%	$1,570	$1,389	13.0%
Gross margin	33.4%	31.5%	+ 190 bps	32.2%	30.4%	+ 180 bps
Operating Income	$104	$70	48.6%	$396	$256	54.7%
Operating margin	8.4%	5.8%	+ 260bps	8.1%	5.6%	+ 250bps
Adjusted non-GAAP comparison
Adjusted gross profit	$434	$389	11.6%	$1,611	$1,432	12.5%
Adjusted gross margin	35.1%	32.4%	+ 270 bps	33.1%	31.3%	+ 180 bps
Adjusted EBITDA	$189	$158	19.6%	$664	$559	18.8%
Adjusted EBITDA as a % of net revenues	15.3%	13.2%	+ 210 bps	13.6%	12.2%	+ 140 bps

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

Fourth Quarter 2023 Safety Services Highlights

•

Reported net revenue growth of 3.1% (1.0% organic) driven by growth in inspection, service and monitoring and the projects business, as well as modest benefits from favorable foreign currency exchange rates and M&A. This was partially offset by planned customer attrition in our international business, and planned disciplined customer and project selection in our HVAC business.

•

Reported and adjusted gross margin increased 190 and 270 basis points, respectively, compared to prior year period due to continued price increases, improved business mix of inspection, services and monitoring revenue as well as significant margin expansion in our projects business.

•	Operating income increased by 48.6% compared to the prior year period. Operating margin was 8.4%, representing a 260 basis point increase compared to the prior year period.

•

Adjusted EBITDA increased by 19.6% compared to the prior year period. Adjusted EBITDA margin was 15.3%, representing a 210 basis point increase compared to prior year period, primarily due to the factors impacting adjusted gross margin, partially offset by investments made to support profitable growth.

2023 Safety Services Highlights

•

Reported net revenue growth of 6.5% (6.0% organic) driven by strong growth in inspection, service and monitoring and the projects business, as well as modest benefits from favorable foreign currency exchange rates and M&A. This was partially offset by planned customer attrition in our international business, and planned disciplined customer and project selection in our HVAC business.

•

Reported and adjusted gross margin increased 180 basis points, compared to prior year period due to continued price increases, improved business mix of inspection, services and monitoring revenue as well as significant margin expansion in our projects business.

•	Operating income increased by 54.7% compared to the prior year period. Operating margin was 8.1%, representing a 250 basis point increase compared to the prior year period.

•

Adjusted EBITDA increased by 18.8% compared to the prior year period. Adjusted EBITDA margin was 13.6%, representing a 140 basis point increase compared to prior year period, primarily due to the factors impacting adjusted gross margin, partially offset by investments made to support profitable growth.

Specialty Services

	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	Y/Y		2023	2022	Y/Y
Specialty Services
Net revenues	$525	$510	2.9%		$2,079	$2,030	2.4%
Organic net revenue growth			1.8%				2.5%
GAAP
Gross profit	$95	$85	11.8%		$370	$325	13.8%
Gross margin	18.1%	16.7%	+ 140 bps		17.8%	16.0%	+ 180 bps
Operating Income	$24	$27	(11.1)%		$108	$97	11.3%
Operating margin	4.6%	5.3%	(70	) bps	5.2%	4.8%	+ 40bps
Adjusted non-GAAP comparison
Adjusted gross profit	$95	$85	11.8%		$370	$328	12.8%
Adjusted gross margin	18.1%	16.7%	+ 140 bps		17.8%	16.2%	+ 160 bps
Adjusted EBITDA	$59	$53	11.3%		$239	$210	13.8%
Adjusted EBITDA as a % of net revenues	11.2%	10.4%	+ 80 bps		11.5%	10.3%	+ 120 bps

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

Fourth Quarter 2023 Specialty Services Highlights

•	Reported net revenue growth of 2.9% (1.8% organic) driven by strong growth in service revenues, partially offset by disciplined customer and project selection.

•

Reported and adjusted gross margin increased 140 basis points, compared to prior year period due to strong organic growth in services revenues as well as significant margin expansion in our projects business.

•	Operating income decreased by 11.1% compared to the prior year period. Operating margin was 4.6%, representing a 70 basis point decrease compared to the prior year period.

•

Adjusted EBITDA increased by 11.3% compared to the prior year period. Adjusted EBITDA margin was 11.2%, representing a 80 basis point increase compared to prior year period, primarily due to the factors impacting gross margins, partially offset by timing of year end incentive true-ups.

2023 Specialty Services Highlights

•	Reported net revenue growth of 2.4% (2.5% organic) driven by strong growth in service revenues, partially offset by disciplined customer and project selection resulting in lower project revenues.

•

Reported and adjusted gross margin increased 180 and 160 basis points, respectively, compared to prior year period due to strong organic growth in services revenues as well as significant margin expansion in our projects business.

•	Operating income increased by 11.3% compared to the prior year period. Operating margin was 5.2%, representing a 40 basis point increase compared to the prior year period.

•

Adjusted EBITDA increased by 13.8% compared to the prior year period. Adjusted EBITDA margin was 11.5%, representing a 120 basis point increase compared to prior year period, primarily due to the factors impacting gross margins, partially offset by increases in profit based incentives.

Guidance

APi Group announces initial full year 2024 guidance for net revenue, adjusted EBITDA, and free cash flow conversion.

•	Net Revenues of $7,050 to $7,250 million

•	Adjusted EBITDA of $855 to $905 million

•	Adjusted Free Cash Flow Conversion of approximately 70%

APi Group announces guidance for the first quarter of 2024.

•	Net Revenues of $1,560 to $1,610 million

•	Adjusted EBITDA of $165 to $180 million

Series B Preferred Stock Retirement Transaction

APi has reached an agreement with shareholders affiliated with Blackstone Tactical Opportunities Fund (“Blackstone”) and Viking Global Equities (“Viking”) to retire all of the outstanding shares of their Series B Perpetual Convertible Preferred Stock (the “Series B Preferred Stock”). Under the terms of the agreement, Blackstone and Viking will each exercise their respective right to convert all of their Series B Preferred Stock into common stock of APi, resulting in a total of 800,000 shares of Series B Preferred Stock being converted into approximately 32.5 million shares of common stock of APi (the “Conversion Shares”).

Upon issuance of the Conversion Shares, APi will repurchase 16.3 million, or one-half, of the Conversion Shares (on a pro rata basis) from Blackstone and Viking for an aggregate purchase price of $600 million. The transaction is expected to be financed by (i) an incremental term facility of $300 million issued at par; (ii) cash on hand and available credit.

As a part of the agreement, Blackstone and Viking intend to effect a coordinated secondary public offering with the goal of selling approximately 8.1 million shares of APi’s common stock. Following the sale, it is expected that any remaining common shares owned by Blackstone and Viking would be subject to a 90-day lockup.

The transaction is expected to provide substantial benefits to APi and its common stockholders:

•	Simplifies APi Group’s capital structure

•	Preserves our strong, opportunistic balance sheet

•	Reduces adjusted diluted share count by 16.3 million shares

•	Provides immediate accretion to adjusted earnings per share

•	Eliminates preferred dividend payments of $44 million annually

•	Not expected to impact reacceleration of bolt-on M&A strategy

•	Opportunity to attract new long-term investors to diversify the Company’s investor base

New Share Repurchase Authorization

The Company announced that its Board of Directors has authorized a stock repurchase program to purchase up to an aggregate of $1 billion of shares of the Company’s common stock, of which $600 million will be utilized in the Series B Preferred Stock repurchase. The timing, amount and manner of any repurchases under the new repurchase program will be determined at the discretion of the Company’s management based on a number of factors, including the availability of capital, capital allocation alternatives, and market conditions for the Company’s Class A common stock. The share repurchase program does not require the Company to acquire any specific number of shares. It may be modified, suspended, extended, or terminated by the Company at any time without prior notice and may be executed through open market purchases, privately negotiated transactions or otherwise, and we may enter into Rule 10b5-1 trading plans in connection with such repurchases.

Conclusion

APi Co-Chair James E. Lillie concluded: “2023 was another tremendous year in APi’s development with record net revenues, record adjusted EBITDA, record reported and adjusted earnings per share and record adjusted free cash flow. Our strategy of evolving away from lower margin, higher risk opportunities while focusing investments on service revenue expansion continues to yield the desired results – margin expansion and stronger free cash flow generation. With the progress made throughout the year reducing our net leverage ratio to 2.3x, we are excited to build on our track record of disciplined, predictable, and thoughtful decisions regarding capital allocation, with a primary focus on continuing bolt-on M&A at accretive multiples to supplement organic growth. We are committed to being thoughtful allocators of capital to drive shareholder value creation and to ensuring that the company is in the best possible position to leverage opportunities before it.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, February 28, 2024. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; Kevin S. Krumm, Executive Vice President and Chief Financial Officer; and Sir Martin E. Franklin and James E. Lillie, Co-Chairs.

To listen to the call by telephone, please dial 888-330-3428 or 646-960-0679 and provide Conference ID 2352966. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://events.q4inc.com/attendee/201211385

A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations and Media Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers

Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business and our ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections; (vi) risks associated with the Company’s decentralized business model and participation in joint ventures; (vii) improperly managed projects or project delays; (viii) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (ix) the Company’s substantial level of indebtedness; (x) risks associated with the Company’s contract portfolio; (xi) changes in applicable laws or regulations; (xii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xiii) the impact of the conflict between Russia and Ukraine; (xiv) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; and (xv) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation (d) provide consistent period-to-period comparisons of the results. Specifically:

•

The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, non-service pension benefit, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”) are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

The Company discloses fixed currency net revenues and adjusted EBITDA (“FFX”) on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue and adjusted EBITDA trends by providing net revenues and adjusted EBITDA on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2023.

•

The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments on acquired liabilities, payments made for restructuring programs, and one-time and other events such as post-measurement period purchase accounting adjustments for acquisitions, COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

•	The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

Beginning with the first quarter of 2023, the Company simplified the presentation of the non-GAAP reconciliations, by combining certain adjustment line items. Certain prior year amounts have been reclassified to conform to this presentation and the information in the tables below has been retroactively adjusted to reflect these changes in adjustment categories. Specifically, amounts previously classified as “integration and reorganization” have been reclassified and included with “business process transformation,” and prior period amounts classified as “acquisition expenses” and “recent acquisition transition expenses” have been combined and categorized as “acquisition related expenses.”

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

APi Group Corporation

Condensed Consolidated Statements of Operations (GAAP)

(Amounts in millions, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenues	$1,759	$1,703	$6,928	$6,558
Cost of revenues	1,251	1,240	4,988	4,844

Gross profit	508	463	1,940	1,714
Selling, general, and administrative expenses	433	414	1,581	1,552

Operating income	75	49	359	162

Interest expense, net	33	37	145	125
Loss (gain) on extinguishment of debt, net	4	—	7	(5)
Non-service pension benefit	(3)	(10)	(12)	(42)
Investment income and other, net	(4)	(4)	(13)	(9)

Other expense, net	30	23	127	69

Income before income taxes	45	26	232	93
Income tax provision	20	4	79	20

Net income	$25	$22	$153	$73
Net (loss) income attributable to common shareholders:
Accrued stock dividend on Series A Preferred Stock	(270)	—	(270)	—
Stock dividend on Series B Preferred Stock	(11)	(11)	(44)	(44)

Net (loss) income attributable to common shareholders	$(256)	$11	$(161)	$29

Net (loss) income per common share
Basic	$(1.08)	$0.04	$(0.68)	$0.10
Diluted	(1.08)	0.04	(0.68)	0.10
Weighted average shares outstanding
Basic	235	234	235	233
Diluted	235	267	235	266

APi Group Corporation

Condensed Consolidated Balance Sheets (GAAP)

(Amounts in millions)

(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$479	$605
Accounts receivable, net	1,395	1,313
Inventories	150	163
Contract assets	436	459
Prepaid expenses and other current assets	122	112

Total current assets	2,582	2,652
Property and equipment, net	385	407
Operating lease right of use assets	233	222
Goodwill	2,471	2,382
Intangible assets, net	1,620	1,784
Deferred tax assets	113	108
Pension and post-retirement assets	111	392
Other assets	75	144

Total assets	$7,590	$8,091

Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$5	$206
Accounts payable	472	490
Accrued liabilities	729	689
Contract liabilities	526	463
Operating and finance leases	75	73

Total current liabilities	1,807	1,921
Long-term debt, less current portion	2,322	2,583
Pension and post-retirement obligations	50	40
Operating and finance leases	172	166
Deferred tax liabilities	233	340
Other noncurrent liabilities	138	117

Total liabilities	4,722	5,167
Total redeemable convertible preferred stock	797	797
Total shareholders’ equity	2,071	2,127

Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$7,590	$8,091

APi Group Corporation

Condensed Consolidated Statements of Cash Flows (GAAP)

(Amounts in millions)

(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$153	$73
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	303	304
Restructuring charges, net of cash paid	9	22
Deferred taxes	(32)	(47)
Share-based compensation expense	29	18
Profit-sharing expense	19	15
Non-cash lease expense	88	67
Net periodic pension benefit	(8)	(35)
Loss (gain) on extinguishment of debt, net	7	(5)
Other, net	—	3
Pension contributions	(4)	(34)
Changes in operating assets and liabilities, net of effects of acquisitions	(50)	(111)

Net cash provided by operating activities	$514	$270
Cash flows from investing activities:
Acquisitions, net of cash acquired	$(83)	$(2,839)
Purchases of property and equipment	(86)	(79)
Proceeds from sales of property, equipment, and businesses	54	17

Net cash used in investing activities	$(115)	$(2,901)
Cash flows from financing activities:
Proceeds from long-term borrowings	$—	$1,104
Payments on long-term borrowings	(484)	(34)
Repurchases of long-term borrowings	—	(30)
Payments of debt issuance costs	—	(29)
Repurchases of common stock	(41)	(44)
Proceeds from equity issuances	—	797
Payments of acquisition-related consideration	(4)	(5)
Restricted shares tendered for taxes	(3)	(3)

Net cash (used in) provided by financing activities	$(532)	$1,756
Effect of foreign currency exchange rate on cash, cash equivalents, and restricted cash	6	(9)

Net decrease in cash, cash equivalents, and restricted cash	$(127)	$(884)
Cash, cash equivalents, and restricted cash, beginning of period	607	1,491

Cash, cash equivalents, and restricted cash, end of period	$480	$607

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Organic Change in Net Revenues (non-GAAP)

(Unaudited)

Organic change in net revenues

	Three Months Ended December 31, 2023
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	3.1%	1.6%	1.5%	0.5%	1.0%
Specialty Services	2.9%	—%	2.9%	1.1%	1.8%
Consolidated	3.3%	1.2%	2.1%	0.6%	1.5%

	Year Ended December 31, 2023
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	6.5%	0.2%	6.3%	0.3%	6.0%
Specialty Services	2.4%	—%	2.4%	(0.1)%	2.5%
Consolidated	5.6%	—%	5.6%	0.2%	5.4%

Notes:

(a)

Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2023.

(b)

Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency (“FFX”) rates for both periods.

(c)

Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of December 31, 2023.

(d)

Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Gross profit and adjusted gross profit (non-GAAP)

SG&A and adjusted SG&A (non-GAAP)

(Amounts in millions)

(Unaudited)

Adjusted gross profit

			Three Months Ended December 31,		Year Ended December 31,
			2023	2022	2023	2022
Gross profit (as reported)			$508	$463	$1,940	$1,714
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a	)	7	8	27	30
Inventory step-up	(b	)	—	—	—	9
Restructuring program related costs	(c	)	14	3	14	7

Adjusted gross profit			$529	$474	$1,981	$1,760

Net revenues			$1,759	$1,703	$6,928	$6,558
Adjusted gross margin			30.1%	27.8%	28.6%	26.8%

Adjusted SG&A

			Three Months Ended December 31,		Year Ended December 31,
			2023	2022	2023	2022
Selling, general, and administrative expenses (“SG&A”) (as reported)			$433	$414	$1,581	$1,552
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(d	)	(50)	(54)	(197)	(197)
Contingent consideration and compensation	(e	)	(6)	(1)	(14)	(9)
Business process transformation expenses	(f	)	(13)	(8)	(30)	(31)
Acquisition related expenses	(g	)	—	(32)	(7)	(121)
Restructuring program related costs	(c	)	(8)	(9)	(32)	(23)
Other	(h	)	(11)	2	(10)	2

Adjusted SG&A expenses			$345	$312	$1,291	$1,173

Net revenues			$1,759	$1,703	$6,928	$6,558
Adjusted SG&A as a % of net revenues			19.6%	18.3%	18.6%	17.9%

Notes:

(a)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.

(b)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

(c)	Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

(d)	Adjustment to reflect the addback of amortization expense.

(e)	Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(f)

Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(g)

Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(h)	Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities and impairment recorded on assets held-for-sale.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

EBITDA and adjusted EBITDA (non-GAAP)

(Amounts in millions)

(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2023	2022	2023	2022
Net income (as reported)		$25	$22	$153	$73
Adjustments to reconcile net income to EBITDA:
Interest expense, net		33	37	145	125
Income tax provision		20	4	79	20
Depreciation and amortization		77	79	303	304

EBITDA		$155	$142	$680	$522
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	6	1	14	9
Non-service pension benefit	(b)	(3)	(10)	(12)	(42)
Inventory step-up	(c)	—	—	—	9
Business process transformation expenses	(d)	13	8	30	31
Acquisition related expenses	(e)	—	32	7	121
Loss (gain) on extinguishment of debt, net	(f)	4	—	7	(5)
Restructuring program related costs	(g)	22	12	46	30
Other	(h)	11	(2)	10	(2)

Adjusted EBITDA		$208	$183	$782	$673

Net revenues		$1,759	$1,703	$6,928	$6,558
Adjusted EBITDA as a % of net revenues		11.8%	10.7%	11.3%	10.3%

Notes:

(a)	Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(b)

Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.

(c)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

(d)

Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(e)

Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(f)	Adjustment to reflect the elimination of (gain) loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.

(g)	Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

(h)	Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities and impairment recorded on assets held-for-sale.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Income (loss) before income tax, net income (loss) and EPS and

Adjusted income before income tax, net income (loss) and EPS (non-GAAP)

(Amounts in millions, except per share data)

(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2023	2022	2023	2022
Income before income tax provision (as reported)		$45	$26	$232	$93
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	57	62	224	227
Contingent consideration and compensation	(b)	6	1	14	9
Non-service pension benefit	(c)	(3)	(10)	(12)	(42)
Inventory step-up	(d)	—	—	—	9
Business process transformation expenses	(e)	13	8	30	31
Acquisition related expenses	(f)	—	32	7	121
Loss (gain) on extinguishment of debt, net	(g)	4	—	7	(5)
Restructuring program related costs	(h)	22	12	46	30
Other	(i)	11	(2)	10	(2)

Adjusted income before income tax provision		$155	$129	$558	$471

Income tax provision (as reported)		$20	$4	$79	$20
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(j)	15	27	49	93

Adjusted income tax provision		$35	$31	$128	$113

Adjusted income before income tax provision		$155	$129	$558	$471
Adjusted income tax provision		35	31	128	113

Adjusted net income		$120	$98	$430	$358

Diluted weighted average shares outstanding (as reported)		235	267	235	266
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(k)	33	—	33	—
Dilutive impact of Series A Preferred Stock	(l)	4	4	4	4

Adjusted diluted weighted average shares outstanding		272	271	272	270

Adjusted diluted EPS		$0.44	$0.36	$1.58	$1.33

Notes:

(a)	Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.

(b)	Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(c)

Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.

(d)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

(e)

Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(f)

Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(g)	Adjustment to reflect the elimination of (gain) loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.

(h)	Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

(i)	Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities and impairment recorded on assets held-for-sale.

(j)	Adjustment to reflect an adjusted effective cash tax rate of 23% for the three months and year ended December 31, 2023 and 24% for the three months and year ended December 31, 2022.

(k)

Adjustment to add the dilutive impact of options, RSUs, warrants, and deemed conversion of Series B Preferred Stock which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).

(l)

Adjustment for the three months and years ended December 31, 2023 and 2022 reflect the addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock.

APi Group Corporation

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2023 (a)	2022 (a)	2023 (a)	2022 (a)
Safety Services
Net revenues		$1,238	$1,201	$4,871	$4,575
Adjusted gross profit		434	389	1,611	1,432
Adjusted EBITDA		189	158	664	559
Adjusted gross margin		35.1%	32.4%	33.1%	31.3%
Adjusted EBITDA as a % of net revenues		15.3%	13.2%	13.6%	12.2%
Specialty Services
Net revenues		$525	$510	$2,079	$2,030
Adjusted gross profit		95	85	370	328
Adjusted EBITDA		59	53	239	210
Adjusted gross margin		18.1%	16.7%	17.8%	16.2%
Adjusted EBITDA as a % of net revenues		11.2%	10.4%	11.5%	10.3%
Total net revenues before corporate and eliminations	(b)	$1,763	$1,711	$6,950	$6,605
Total adjusted EBITDA before corporate and eliminations	(b)	248	211	903	769
Adjusted EBITDA as a % of net revenues before corporate and eliminations	(b)	14.1%	12.3%	13.0%	11.6%
Corporate and Eliminations
Net revenues		$(4)	$(8)	$(22)	$(47)
Adjusted EBITDA		(40)	(28)	(121)	(96)
Total Consolidated
Net revenues		$1,759	$1,703	$6,928	$6,558
Adjusted gross profit		529	474	1,981	1,760
Adjusted EBITDA		208	183	782	673
Adjusted gross margin		30.1%	27.8%	28.6%	26.8%
Adjusted EBITDA as a % of net revenues		11.8%	10.7%	11.3%	10.3%

Notes:

(a)	Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)	Calculated from results of the Company’s operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,238	$—		$1,238	$1,201	$—		$1,201
Cost of revenues	825	(7	)(a)	804	823	(8	)(a)	812
		(14	)(b)			(3	)(b)

Gross profit	$413	$21		$434	$378	$11		$389

Gross margin	33.4%			35.1%	31.5%			32.4%
Specialty Services
Net revenues	$525	$—		$525	$510	$—		$510
Cost of revenues	430	—		430	425	—		425

Gross profit	$95	$—		$95	$85	$—		$85

Gross margin	18.1%			18.1%	16.7%			16.7%
Corporate and Eliminations
Net revenues	$(4)	$—		$(4)	$(8)	$—		$(8)
Cost of revenues	(4)	—		(4)	(8)	—		(8)

Gross profit	$—	$—		$—	$—	$—		$—

Gross margin	—%			—%	—%			—%
Total Consolidated
Net revenues	$1,759	$—		$1,759	$1,703	$—		$1,703
Cost of revenues	1,251	(7	)(a)	1,230	1,240	(8	)(a)	1,229
		(14	)(b)			(3	)(b)

Gross profit	$508	$21		$529	$463	$11		$474

Gross margin	28.9%			30.1%	27.2%			27.8%

Notes:

(a)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)	Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

	Year Ended December 31, 2023				Year Ended December 31, 2022
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$4,871	$—		$4,871	$4,575	$—		$4,575
Cost of revenues	3,301	(27	)(a)	3,260	3,186	(27	)(a)	3,143
		(14	)(b)			(7	)(b)
		—				(9	)(c)

Gross profit	$1,570	$41		$1,611	$1,389	$43		$1,432

Gross margin	32.2%			33.1%	30.4%			31.3%
Specialty Services
Net revenues	$2,079	$—		$2,079	$2,030	$—		$2,030
Cost of revenues	1,709	—		1,709	1,705	(3	)(a)	1,702

Gross profit	$370	$—		$370	$325	$3		$328

Gross margin	17.8%			17.8%	16.0%			16.2%
Corporate and Eliminations
Net revenues	$(22)	$—		$(22)	$(47)	$—		$(47)
Cost of revenues	(22)	—		(22)	(47)	—		(47)

Gross profit	$—	$—		$—	$—	$—		$—

Gross margin	—%			—%	—%			—%
Total Consolidated
Net revenues	$6,928	$—		$6,928	$6,558	$—		$6,558
Cost of revenues	4,988	(27	)(a)	4,947	4,844	(30	)(a)	4,798
		(14	)(b)			(7	)(b)
		—				(9	)(c)

Gross profit	$1,940	$41		$1,981	$1,714	$46		$1,760

Gross margin	28.0%			28.6%	26.1%			26.8%

Notes:

(a)	Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)	Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(c)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Adjusted Segment Financial Information (non-GAAP)

(Amounts in millions)

(Unaudited)

			Three Months Ended December 31,		Year Ended December 31,
			2023	2022	2023	2022
Safety Services
Safety Services EBITDA			$158	$132	$607	$492
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	—	1	7	5
Non-service pension benefit	(b	)	(3)	(10)	(12)	(42)
Inventory step-up	(c	)	—	—	—	9
Acquisition related expenses	(d	)	—	24	5	57
Business process transformation expenses	(e	)	4	1	5	10
Restructuring program related costs	(f	)	22	12	46	30
Other	(g	)	8	(2)	6	(2)

Safety Services adjusted EBITDA			$189	$158	$664	$559

Specialty Services
Specialty Services EBITDA			$51	$53	$217	$206
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a	)	6	—	7	4
Other	(g	)	2	—	15	—

Specialty Services adjusted EBITDA			$59	$53	$239	$210

Corporate and Eliminations
Corporate and Eliminations EBITDA			$(54)	$(43)	$(144)	$(176)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(e	)	9	7	25	21
Acquisition related expenses	(d	)	—	8	2	64
Loss (gain) on extinguishment of debt, net	(h	)	4	—	7	(5)
Other	(g	)	1	—	(11)	—

Corporate and Eliminations adjusted EBITDA			$(40)	$(28)	$(121)	$(96)

Notes:

(a)	Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)

Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.

(c)	Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)

Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(e)

Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(f)	Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)	Adjustment includes various miscellaneous non-recurring items, such as eliminations of changes in fair value estimates to acquired liabilities and impairment recorded on assets held-for-sale.
(h)	Adjustment to reflect the elimination of (gain) loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Change in adjusted EBITDA (non-GAAP)

(Unaudited)

Change in adjusted EBITDA

	Three Months Ended December 31, 2023
	Change in Adjusted EBITDA (public rates) (a)	Foreign currency translation (b)	Change in Adjusted EBITDA (fixed currency) (c)
Safety Services	19.6%	0.8%	18.8%
Specialty Services	11.3%	—%	11.3%
Consolidated	13.7%	0.7%	13.0%

	Year Ended December 31, 2023
	Change in Adjusted EBITDA (public rates) (a)	Foreign currency translation (b)	Change in Adjusted EBITDA (fixed currency) (c)
Safety Services	18.8%	(0.4)%	19.2%
Specialty Services	13.8%	—%	13.8%
Consolidated	16.2%	(0.3)%	16.5%

Notes:

(a)	Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.
(b)

Adjusted to eliminate the impact of foreign currency on adjusted EBITDA amounts, calculated as the difference between adjusted EBITDA at public currency rates and adjusted EBITDA at fixed currency rates for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2023.

(c)

Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency (“FFX”) rates for both periods.

APi Group Corporation

Reconciliations of GAAP to Non-GAAP Financial Measures

Free cash flow and adjusted free cash flow and conversion (non-GAAP)

(Amounts in millions)

(Unaudited)

			Three Months Ended December 31,		Year Ended December 31,
			2023	2022	2023	2022
Net cash provided by operating activities	(a	)	$297	$188	$514	$270
Less: Purchases of property and equipment	(a	)	(22)	(19)	(86)	(79)

Free cash flow			$275	$169	$428	$191
Add: Cash payments related to following items:
Contingent compensation	(b	)	$—	$—	$18	$3
Pension contributions	(c	)	—	—	—	27
Business process transformation expenses	(d	)	10	10	32	36
Acquisition related expenses	(e	)	—	32	5	130
Restructuring payments	(f	)	12	2	30	8
Payroll tax deferral	(g	)	—	11	9	11
Other	(h	)	3	6	15	6

Adjusted free cash flow			$300	$230	$537	$412

Adjusted EBITDA	(i	)	$208	$183	$782	$673
Adjusted free cash flow conversion			144.2%	125.7%	68.7%	61.2%

Notes:

(a)

Operating cash flows and purchases of property and equipment for the years ended December 31, 2023, and 2022 are as reported. Amounts for the three months ended December 31, 2023 and 2022 are calculated as the year ended less the amounts reported for the nine months ended September 30, 2023 and 2022, respectively.

(b)	Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.

(c)	Adjustment to reflect the elimination of initial pension contribution payment related to the Chubb acquisition not expected to continue or recur.

(d)

Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(e)

Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(f)	Adjustment to reflect payments made for restructuring programs.

(g)

Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid Relief and Economic Security (CARES) Act. During the first quarter of 2020, the CARES Act was passed, allowing the Company to defer the payment of the employer’s share of Social Security taxes until December 2021 and December 2022. The final payments were made on the amount deferred in 2020 during the first half of 2023.

(h)	Adjustment includes various miscellaneous non-recurring items, such as eliminations of payments made on acquired liabilities.

(i)	Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.